UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 17, 2014

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2014, Calgon Carbon Japan KK (“CCJ”), a subsidiary of Calgon Carbon Corporation (the “Company”), entered into an extension of its preexisting Specialized Overdraft Account Agreement with BTM which provides for a working capital loan to CCJ (the “Working Capital Loan”) with The Bank of Tokyo – Mitsubishi UFJ, Ltd. (“BTM”).

Pursuant to the terms of the extension, the maturity was extended from April 2, 2014 to April 2, 2015.  CCJ may make voluntary prepayments of principal before the full amount then outstanding is due and payable on April 2, 2015.

That certain working capital loan agreement dated March 31, 2010 among CCJ as the borrower and BTM as the lender remains outstanding according to its terms.

Pursuant to that certain Letter of Guarantee by and among BTM, CCJ and the Company dated May 10, 2013, a copy of which is incorporated herein by reference as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed May 17, 2013, the Company is jointly and severally liable as the guarantor of CCJ’s obligations under the Working Capital Loan and the Company permitted CCJ to grant a security interest and continuing lien in certain of its assets to secure its obligations pursuant to the Working Capital Loan.

The summary of the material terms and conditions of the renewal of the Working Capital Loan in this Current Report on Form 8-K is qualified in its entirety by reference to the English translation of the full text of such documents, the same being attached hereto as Exhibit 10.1 and incorporated herein by reference.  The original document is written in the Japanese language and the Japanese versions supersede the English translations.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

 (d)Exhibits.  The following exhibits are being filed pursuant to Item 601 of Regulation S-K to this Form 8-K:

Exhibit No.	Description

10.1	Renewal of Existing Credit Facility by and between The Bank of Tokyo-Mitsubishi UJF, Ltd. and Calgon Carbon Japan KK dated March 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: March 21, 2014	/s/ Richard D. Rose

(Signature)
Richard D. Rose
Senior Vice President, General Counsel and Secretary